Investor Conference – Investor Conference – Credit Update Credit Update Peter Schnall, Chief Risk Officer

November 2007
Capital One Credit Outlook
Capital One Credit Outlook
•
Our $4.9 billion outlook for 2008 credit losses accounted for:
Full year effects of credit normalization
Continued seasoning of Auto Dealer Prime portfolio
Continued sharp degradation in our Alt-A, Greenpoint home equity book
Continued increase in bankruptcies
Expected changes in business mix
Effects of 25 day grace period implementation
Other increases in delinquency that we assumed were temporary
•
We assumed that there would be $175 million of “extra” charge-
offs in Q1 2008 as delinquencies that we assumed were temporary rolled through the delinquency buckets

November 2007
Adding a range to our outlook:  We expect 2008 credit losses to
Adding a range to our outlook:  We expect 2008 credit losses to range between $4.9 billion to the mid $5 billions
range between $4.9 billion to the mid $5 billions
•
Our earnings call outlook accounted for:
Full year effects of credit normalization
Continued seasoning of Auto Dealer Prime portfolio
Continued sharp degradation in our Alt-A, Greenpoint home equity book
Continued increase in bankruptcies
Expected changes in business mix
Effects of 25 day grace period implementation
Other increases in delinquency that we assumed were temporary
•
Our range allows for card delinquencies to remain partially
elevated
•
Our range assumes the economy will continue to perform in 2008 similarly to how it is performing today and allows room for
significant continued degradation in the housing market